Exhibit 32.1
APACHE OFFSHORE INVESTMENT PARTNERSHIP
by Apache Corporation, General Partner
Certification of Chief Executive Officer
and Chief Financial Officer
     I, G. Steven Farris, certify that the Quarterly Report of Apache Offshore Investment Partnership on Form 10-Q for the quarterly period ending March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ G. Steven Farris

By:	G. Steven Farris
Title:	President, Chief Executive Officer and Chief Operating Officer of Apache Corporation, General Partner

Date:	May 9, 2007
     I, Roger B. Plank, certify that the Quarterly Report of Apache Offshore Investment Partnership on Form 10-Q for the quarterly period ending March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ Roger B. Plank

By:	Roger B. Plank
Title:	Executive Vice President and Chief Financial Officer of Apache Corporation, General Partner

Date:	May 9, 2007